UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2019 (April 1, 2019)

DowDuPont Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38196	81-1224539
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

974 Centre Road, Wilmington, DE 19805

(302) 774-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreements with Dow Inc. and Corteva, Inc.

Effective as of 5:00 p.m. on April 1, 2019, DowDuPont Inc. (the “Company”) completed the previously announced separation of its materials science business into a separate and independent public company by way of a distribution of Dow Inc. (“Dow”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Dow’s common stock, par value $0.01 per share (the “Dow Common Stock”), to holders of the Company’s common stock, par value $0.01 per share (the “DowDuPont Common Stock”), as of the close of business on March 21, 2019 (the “Dow Distribution”). The Company also expects to complete the previously announced intended separation of its agriculture business into a separate and independent public company on June 1, 2019 by way of a distribution of Corteva, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Corteva”), through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Corteva’s common stock, par value $0.01 per share, to holders of DowDuPont Common Stock as of a record date to be set by the Company’s Board of Directors (the “Corteva Distribution” and, together with the Dow Distribution, the “Distributions”). In connection with the Distributions, the Company, Dow and Corteva (together, the “Parties” and each a “Party”) entered into certain agreements as described below.

Separation and Distribution Agreement

The Parties entered into a Separation and Distribution Agreement, effective as of April 1, 2019, that sets forth, among other things, the agreements among the Parties regarding the principal transactions necessary to effect the Distributions. It also sets forth other agreements that govern certain aspects of the Parties’ ongoing relationships after the completion of the Distributions. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Tax Matters Agreement

The Parties entered into a Tax Matters Agreement, effective as of April 1, 2019, that governs their respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Employee Matters Agreement

The Parties entered into an Employee Matters Agreement, effective as of April 1, 2019. The Employee Matters Agreement identifies employees and employee-related liabilities (and attributable assets) to be allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to the Parties as part of the Distributions and describes when and how the relevant transfers and assignments will occur. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Intellectual Property Cross-License Agreements

DowDuPont entered into an Intellectual Property Cross-License Agreement with Dow, effective as of April 1, 2019 (the “DowDuPont-Dow IP Cross-License Agreement”). In addition, Dow and Corteva entered into an Intellectual Property Cross-License Agreement, effective as of April 1, 2019 (the “Dow-Corteva IP Cross-License Agreement”). The Intellectual Property Cross-License Agreements set forth the terms and conditions under which the applicable Parties may use in their respective businesses, following each of the Distributions, certain know-how (including trade secrets), copyrights, and software, and certain patents and standards, allocated to another Party pursuant to the Separation and Distribution Agreement. The description of the Intellectual Property Cross-License Agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the DowDuPont-Dow IP Cross-License Agreement and the Dow-Corteva IP Cross-License Agreement, attached hereto as Exhibits 10.3 and 10.4, respectively, which are incorporated by reference herein.

Item 2.01	Completion of Material Acquisition or Disposition of Assets.

On April 1, 2019, the Company effected the Dow Distribution and completed the separation of its materials science business. Dow will commence trading “regular way” under the symbol “DOW” on the New York Stock Exchange on April 2, 2019.

Prior to the commencement of trading on April 2, 2019, the stockholders of record of the Company as of the close of business on March 21, 2019 received one share of Dow Common Stock for every three shares of DowDuPont Common Stock held by such stockholders as of the close of business on March 21, 2019. The Company did not issue fractional shares of Dow Common Stock in the Dow Distribution; the Company’s stockholders will receive cash in lieu of fractional shares.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

In connection with the Dow Distribution, each of Ajay Banga, Jacqueline K. Barton, James A. Bell, Richard K. Davis, Jeff M. Fettig, Paul Polman, James M. Ringler and Ruth G. Shaw resigned from their positions as members of the Company’s Board of Directors (the “Board”), as well as their respective positions as members of various Committees thereof, and Mr. Fettig resigned from his position as the Company’s Executive Chairman, in each case effective as of the completion of the Dow Distribution.

On April 1, 2019, in connection with the director resignations (as well as the previously announced resignation of Marillyn A. Hewson from the Board, which became effective on March 31, 2019), the Board reduced its size from sixteen (16) members to seven (7) members and appointed Edward D. Breen as the Chairman of the Board. The composition of the Committees of the Board was also changed in connection with the Dow Distribution:

Committee	Members Post Dow Disposition
Audit Committee	Patrick J. Ward (Chairperson) Robert A. Brown Alexander M. Cutler

People and Compensation Committee	Lois D. Juliber (Chairperson) Lamberto Andreotti

Nomination and Governance Committee	Alexander M. Cutler (Chairperson)

Sustainability, Public Policy, Environment and Health and Safety Committee	Edward D. Breen (Chairperson) Lee M. Thomas

In addition, effective as of the completion of the Dow Distribution, (i) Howard Ungerleider resigned from his position as the Company’s Chief Financial Officer, (ii) James R. Fitterling resigned from his position as the Chief Operating Officer of the Company’s Materials Science Division, (iii) Amy E. Wilson resigned from her position as the Company’s Assistant Secretary and (iv) Ronald C. Edmonds resigned from his position as the Company’s Co-Controller. In connection with the foregoing officer resignations, the Board appointed Jeanmarie F. Desmond as the Company’s Chief Financial Officer and principal accounting officer and Michael Goss as the Company’s Controller.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 1, 2019, in connection with the Dow Distribution, the Board unanimously adopted the Third Amended and Restated Bylaws (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of April 1, 2019, in connection with the Dow Distribution, the Board adopted a revised Code of Conduct for all officers and employees of the Company and the Nomination and Governance Committee of the Board adopted a revised Code of Financial Ethics applicable to the Company’s principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. A copy of each Code is available under the Corporate Governance section of the Company’s website at http://www.dow-dupont.com/investors/corporate-governance/default.aspx.

Item 5.08	Shareholder Director Nominations.

The Board has established June 25, 2019, as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The Board has set the close of business on April 26, 2019 as the record date for determining stockholders who are eligible to receive notice of and vote at the 2019 Annual Meeting. The Company will publish additional details regarding the exact time, location and matters to be voted on at the 2019 Annual Meeting in the Company’s proxy statement for the 2019 Annual Meeting. Because the date of the 2019 Annual Meeting represents a change of more than 30 days from the anniversary date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company’s definitive proxy statement for the 2018 Annual Meeting are no longer effective.

Under the Bylaws, in order for stockholder proposals and director nominations to be presented at the 2019 Annual Meeting (other than by means of inclusion of proxy access nominations and a stockholder proposal in the proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are each described below), written notice must be received by the Office of the Corporate Secretary not later than the close of business on April 12, 2019. Such notice must comply with the procedural and content requirements of the Bylaws.

Under the Bylaws, in order for proxy access nominations to be included in the Company’s proxy materials and presented at the 2019 Annual Meeting, written notice must be received by the Office of the Corporate Secretary not later than the close of business on April 12, 2019. Such notice must comply with the procedural and content requirements of the Bylaws.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Office of the Corporate Secretary not later than the close of business on April 12, 2019 (which the Company believes is a reasonable time before it begins to print and send its proxy materials).

All submissions to the Office of the Corporate Secretary must be made to DowDuPont Inc., 974 Centre Road, Wilmington, Delaware 19805, Attention: Stacy L. Fox, General Counsel and Corporate Secretary.

Item 7.01	Regulation FD Disclosure.

Reconciliations of certain impacts from the Dow Distribution and the intended Corteva Distribution on GAAP and Non-GAAP measures for the years ended December 31, 2018 and 2017 are attached hereto as Exhibit 99.3.

The information contained in Item 7.01, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On April 1, 2019, the Company issued a press release announcing the completion of the Dow Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Effective as of April 1, 2019, in connection with the Dow Distribution, the Board adopted revised Corporate Governance Guidelines and a revised Code of Conduct for all directors of the Company. Copies of both the Corporate Governance Guidelines and the Code of Conduct are available under the Corporate Governance section of the Company’s website at http://www.dow-dupont.com/investors/corporate-governance/default.aspx.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company giving effect to the Dow Distribution required by Article 11 of Regulation S-X, as well as the intended Corteva Distribution, is attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit Number

2.1	Separation and Distribution Agreement, effective as of April 1, 2019, by and among DowDuPont Inc., Dow Inc. and Corteva, Inc.*

3.1	Amended and Restated Bylaws of DowDuPont Inc., effective as of April 1, 2019

10.1	Tax Matters Agreement, effective as of April 1, 2019, by and among DowDuPont Inc., Dow Inc. and Corteva, Inc.*

10.2	Employee Matters Agreement, effective as of April 1, 2019, by and among DowDuPont Inc., Dow Inc. and Corteva, Inc.*

10.3	Intellectual Property Cross-License Agreement, effective as of April 1, 2019, by and between DowDuPont Inc. and Dow Inc.*

10.4	Intellectual Property Cross-License Agreement, effective as of April 1, 2019, by and between Dow Inc. and Corteva, Inc.*

99.1	Press Release, dated April 1, 2019, announcing the completion of the Dow Distribution

99.2	Unaudited Pro Forma Financial Information

99.3	Supplemental Financial Information and Reconciliations of certain Non-GAAP measures**

*

Upon request by the Securities and Exchange Commission (the “SEC”), the Company hereby undertakes to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC. (Registrant)

By:	/s/ Jeanmarie F. Desmond

Name:	Jeanmarie F. Desmond
Title:	Chief Financial Officer

Date: April 2, 2019